Exhibit 1

                             VOTING TRUST AGREEMENT


                  VOTING TRUST AGREEMENT (the "Agreement"), dated as of April 15, 2000, by and among AppOnline.com, Inc. a Delaware corporation (the "Company"), Edward Capuano (the"Voting Trustee") and the Skulsky Trust (the "Shareholder").
                  WHEREAS, the Shareholder owns an aggregate of nineteen million two hundred fifty one thousand two hundred thirty three (19,251,233) shares of the common stock of the Company, $.001 par value per share (the "Shares"); and

                  WHEREAS, it is in the best interest of the Company for the Shareholder to deposit the Trust Shares (as defined in Section 1B below) with the Voting Trustee in order to promote continuity and stability of policy and management of the Company; and

                  WHEREAS, the Voting Trustee has consented to act as the Voting Trustee under this Voting Trust Agreement for the purposes herein provided.

                  NOW, THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. DEFINITIONS. The following words and phrases, when used in this Agreement, unless the context clearly indicates otherwise, shall have the following respective meanings:

         A. TRUST CERTIFICATE: A voting trust certificate in the form attached hereto as Exhibit A.

         B. TRUST SHARES: The number of Shares the Shareholders shall deposit with the Voting Trustee.

         2. FILING. A counterpart of this Agreement shall be filed in the principal office of the Company, 520 Broadhollow Road, Melville, NY 11747, and shall be open to inspection by any stockholder of the Company , either in person or by agent or attorney, during business hours for any proper purpose. Such filing shall constitute authority to the Company to conform to and carry out the directions contained herein.

         3. TRANSFER OF STOCK TO VOTING TRUSTEE.
         A. Upon the execution of this Agreement by the parties hereto, the Shareholder will transfer the Trust Shares to the Voting Trustee and the Company shall instruct the transfer agent of the Company (if any) to issue to the Voting Trustee stock certificates representing the Trust Shares. The Voting Trustee shall hold the same subject to the terms of this Agreement and shall thereupon issue and deliver to the Shareholder Trust Certificates, for the number of Trust Shares so deposited.

         B. All stock certificates delivered hereunder shall be so endorsed or accompanied by such instruments of transfer as will enable the Voting Trustee to cause such certificates to be transferred to him as Voting Trustee pursuant to this Agreement and such certificates shall be surrendered by the Voting Trustee to the Company and canceled, and new certificates shall be issued to the Voting Trustee who shall hold the same subject to the terms of this Agreement and shall thereupon issue and deliver to the Shareholder Trust Certificates, for the number of Trust Shares so deposited.

         4. RECORDATION. Only the Shareholder shall be recognized by the Voting Trustee as having any rights, title or interest in the Trust Shares. The Voting Trustee shall keep a book or books in which he shall record the issuance and transfer of Trust Certificates and which shall contain the names and address of the Shareholder and the number of Trust Shares represented thereby.

         5. TRANSFER BOOKS; RECORD DATE. Whenever the stock transfer books of the Company are closed for any proper purpose, the Voting Trustee shall close the transfer books for Trust Certificates for such period, and whenever a record date is properly fixed by the Company as a record date in lieu of closing the stock transfer books of the Company, the Voting Trustee shall use the same record date for any rights consequent thereon.

         6. REPLACEMENT OF VOTING TRUST CERTIFICATES. If a Trust Certificate is lost, stolen, mutilated or destroyed, the Voting Trustee, in his discretion, may cause to be issued a duplicate Trust Certificate therefor upon receipt of:

         A. Evidence of such fact satisfactory to him;

         B. Indemnity satisfactory to him or

         C. The existing Trust Certificate, if mutilated.

         7. TRUSTEE TO VOTE TRUST SHARES. The Voting Trustee shall vote in person or by proxy the Trust Shares as a unit. The Voting Trustee is hereby fully empowered and authorized to vote the Trust Shares, in his unrestricted discretion, at all meetings of the stockholders of the Company, as fully as any stockholders might do if personally present, to waive notice of meetings, and to otherwise act in respect of all Trust Shares.

         8. RIGHTS TO SUBSCRIBE, PURCHASE OR ACQUIRE STOCK. If rights to subscribe to or purchase or acquire any Shares or other assets of the Company should inure to the Voting Trustee in respect of the Trust Shares, the Voting Trustee, promptly upon receipt of notice thereof, shall send a copy of such notice, pursuant to Paragraph 20 hereof, to the Shareholder. Upon receipt by the Voting Trustee, at least three (3) business days prior to the date of the expiration of such rights, of a written request from the Shareholder (i) to subscribe on its behalf for a stated number of such Shares or other assets (not in excess of the number of such Shares or proportion of such assets subscribable in respect of the Trust Shares, together with the money, if any, required to make payment therefor, or (ii) to sell or otherwise dispose of all or any of such rights, the Voting

Trustee shall make such subscription or shall sell such rights or otherwise dispose of them, all as may be directed by the Shareholder. Upon receiving from the Company a certificate for any Shares so subscribed for, the Voting Trustee shall cause to be issued and delivered to the Shareholder, Trust Certificates in respect thereof. Any other assets received upon such subscription and any cash received from the sale of such rights shall be promptly paid or delivered to the Shareholder. Any such rights as to which no instructions are received at least three (3) business days prior to their expiration shall be sold by the Voting Trustee at public or private sale in such manner and upon such terms as the Voting Trustee may determine and the net proceeds of such sale shall be distributed to the Shareholder. Any taxes and charges that may be payable in connection with any such exercise or sale of rights shall be paid by the Shareholder on whose account such taxes or charges are incurred or shall be deducted from any moneys in the hands of the Voting Trustee as the result of such exercise or sale of rights. The Voting Trustee shall be under no liability for any omission to exercise the rights referred to herein.

         9. DIVIDENDS. Any dividend or distribution in cash or property (other than stock of the Company) at any time declared and paid to the Voting Trustee on Trust Shares shall be held in trust by the Voting Trustee for the benefit of the Shareholder and shall be promptly delivered by the Voting Trustee to the Shareholder, in accordance with its interest as it shall appear in the Voting Trustee's records. In lieu of such receipt and distribution of cash or property, the Voting Trustee shall instruct the Company in writing to pay dividends or distributions (other than stock of the Company) on Trust Shares directly to the Shareholder. Upon such instructions being given by the Voting Trustee with respect to such dividends or distributions, the responsibilities of the Voting Trustee with respect thereto shall cease. The Voting Trustee may at any time revoke such instructions by written notice and direct the Company to pay such dividends to the Voting Trustee.

         10. REORGANIZATION OF THE COMPANY. If there are issued in any recapitalization, merger or other reorganization any stock in respect of the Trust Shares subject to this Agreement, or if any stock dividend shall be paid or stock distribution made in respect of the Trust Shares subject to this Agreement, then any such shares shall be held by the Voting Trustee in the same manner and upon the same terms and conditions as other shares of stock of the Company deposited under this Agreement. Thereupon appropriate Trust Certificates shall be issued to the Shareholder as of the date of such recapitalization, merger, reorganization, dividend or distribution, in accordance with its interest as it shall appear in the Voting Trustee's records.

         11. EXPENSES. The Company will pay (i) the transfer taxes, if any, in connection with the transfer of the Trust Shares to the Voting Trustee; (ii) all transfer taxes, if any, on the transfer of any Trust Shares out of the Voting Trust upon termination of this Agreement, and (iii) all other expenses of the Voting Trustee for administration of the trust.

         12. VOTING TRUSTEE AS AN OFFICER OR DIRECTOR. The Voting Trustee is and may continue to serve as an officer and a director of the Company or any subsidiary or other affiliate of the Company.

         13. POWERS. The Voting Trustee may from time to time appoint agents and counsel and may do and perform all such other acts and things as in his judgment may be necessary or convenient to carry out the purposes of this Agreement.

         The Voting Trustee may adopt such reasonable rules or regulations (not inconsistent with the provisions of this Agreement) for the management of the trust hereby created as the Voting Trustee, in his discretion, shall determine.

         14. COMPENSATION. The Voting Trustee shall not receive any compensation for services in such capacity.

         15. DISABILITY, DEATH OR RESIGNATION OF A VOTING TRUSTEE. In the event of the resignation, disability, death, adjudication of insanity or bankruptcy of the Voting Trustee or if the Voting Trustee ceases to be a director and/or an officer of the Company, the Board of Directors of the Company shall appoint a successor Voting Trustee or Trustees. The successor Voting Trustee or Trustees shall have sole power to exercise all the rights, authorities and powers of the Voting Trustee hereunder.

         16. RESPONSIBILITY OF VOTING TRUSTEE. The Voting Trustee assumes no responsibility with respect to the validity or genuineness of any of the stock certificates (or other securities received in lieu thereof) deposited with him hereunder or of any notice, request, assignment, power of attorney, acknowledgment or other paper or document, and he shall be entitled to assume that any stock certificates (or other securities) deposited with him and any such other paper or document are genuine and valid and what they purport to be and have been signed by the proper parties or party and that any endorsements and assignments thereof are genuine and legal.

         17. CONTINUATION AND TERMINATION OF VOTING TRUST AGREEMENT. A. This Agreement shall remain in effect until the earlier of : (i) the tenth anniversary from the date of the execution of this Agreement; (ii) upon the mutual consent of the Shareholder and the Voting Trustee to terminate this Agreement; (iii) the sale by the Company of all or substantially all of its assets or mergers or consolidations in which the Company is not the survivor; or
(iv) the sale or exchange of all or substantially all of the outstanding shares of the Company's common stock (including by way of merger, consolidation, etc.)

         B. Upon termination of this Agreement, written notice of such termination shall forthwith be sent, in accordance with Paragraph 20, to the Shareholder. From the date fixed in such notice the Trust Certificates shall cease to have any effect and the Shareholder shall have no further rights under this Agreement except to receive certificates for Trust Shares and other property distributable hereunder upon the surrender of Trust Certificates properly endorsed.

         C. Within ten (10) days after the termination of this Agreement, the Voting Trustee shall cause certificates for the Trust Shares represented by the Trust Certificates to be delivered to the Shareholder upon surrender of such Trust Certificates properly endorsed. Such delivery shall be made in each case at the office of the Company.

         D. At any time after the expiration of ten (10) days following the termination of this Agreement, the Voting Trustee may deposit with the Company stock certificates for the Trust Shares represented by the Trust Certificates then outstanding, with written authority to the Company to deliver such stock certificates in exchange for Trust Certificates representing a like number of shares of stock of the Company. Upon such deposit, all further liability of the Voting Trustee for the delivery of such stock certificates or payment of dividends or distributions thereon shall cease and the Voting Trustee shall not be required to take any further action hereunder.

         18. WITHDRAWAL OF SHARES. The Shareholder shall have the right to withdraw any or all Trust Shares from the restrictions of this Agreement for sale or transfer to an unaffiliated third party, subject to the requirements as set forth in the Securities Act of 1933, as amended. The Shareholder shall provide the Voting Trustee with notice of such proposed withdrawal. The transferee of Shares shall hold such Shares free of the restrictions of this Agreement. The Voting Trustee shall, as soon as practicable, but not later than five (5) days after receipt of notice of withdrawal of Trust Shares, assign and deliver a Trust Certificate or Certificates representing the portion of the Trust Shares so withdrawn, properly endorsed to such unaffiliated third party as the Shareholder may direct in writing.

         19. DISSOLUTION OF THE COMPANY. In the event of the dissolution or total liquidation of the Company, other than one in connection with a transaction in which a successor organization shall acquire all or substantially all of the assets and business of the Company, the Shareholder, shall receive the moneys, securities, rights or property to which the holder of Trust Shares shall be entitled.

         20. NOTICE. Unless otherwise specifically provided in this Agreement, any notice to or communication with the Shareholders shall be deemed sufficient, if mailed by regular mail at any post office or post office box in a post-paid sealed envelope addressed to such holders at the address of the Shareholder appearing on the transfer books of the Voting Trustee and if a copy thereof is similarly mailed to the principal office of the Company, addressed to the attention of the Secretary of the Company; every notice so given shall be effective, whether or not received, and the date of mailing shall be the date such notice shall be deemed to be given for all purposes. Any notice to the Voting Trustee shall be sufficient if similarly mailed to the Voting Trustee at the registered office of the Company, addressed to the attention of the Secretary of the Company. All distributions of cash, securities or other property hereunder by the Voting Trustee to the Shareholder may be made in the discretion of the Voting Trustee (regular or registered mail) in the manner as herein provided for giving notice to the Shareholder.

         21. GOVERNING LAW. This Agreement shall be governed by and its provisions construed according to the laws of the State of New York. If any provision of this Agreement shall be held or deemed, as applied in any particular case, to the inoperative or unenforceable in any jurisdiction because it conflicts with the provisions of any constitution, statute, rule of law, or public policy, or for any other reason, such provision shall not be held or deemed inoperative or unenforceable in any other case for that reason, nor shall any such action render invalid, inoperative or unenforceable any other provision of this Agreement.

         22. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which so executed shall be deemed an original and such counterparts together shall constitute a single instrument and all executed counterparts shall be deposited with the Voting Trustee.

         This Agreement shall become effective when a counterpart hereof, which need not be the same counterpart executed by any other party hereto, is executed and delivered to each of the other parties hereto.

                  IN WITNESS WHEREOF the parties hereto have duly executed this Agreement as of April 15, 2000.

                  APPONLINE. COM, INC.




                  By: /S/ EDWARD CAPUANO
                      ------------------
                      Edward Capuano, CEO



                  VOTING TRUSTEE



                  By:/S/ EDWARD CAPUANO
                     ------------------
                     Edward Capuano, Voting Trustee



                  THE SHAREHOLDER

                  The Skulsky Trust


                  By: /S/ JEFFREY SKULSKY
                      -------------------
                  Name: Jeffrey Skulsky
                  Title: Trustee

                                    EXHIBIT A

                            VOTING TRUST CERTIFICATE



         THIS CERTIFIES THAT the the Skulsky Trust (the "Shareholder") has deposited nineteen million two hundred fifty one thousand two hundred thirty three (19,251,233) shares of the common stock, $.001 par value per share (the "Shares"), of AppOnline.com, Inc., a Delaware corporation (the "Company"), with the undersigned voting trustee (the "Voting Trustee") pursuant to a Voting Trust Agreement dated April 15, 2000 among the Company, the Voting Trustee and the Shareholder, a copy of which Voting Trust Agreement is on file in the office of the Company at 520 Broadhollow Road, Melvillem New York 11747. This Certificate and the interest represented thereby is transferable, subject to the terms and conditions of the Voting Trust Agreement on the books of the Voting Trustee, upon its surrender properly endorsed. The holder of this Certificate takes the same subject to all the terms and conditions of the aforesaid Voting Trust Agreement and by acceptance of this Certificate acknowledges that receipt of the same is for investment purposes and not with a view toward distribution.

         IN WITNESS WHEREOF, the Voting Trustee has signed this Certificate on April 15, 2000.






                                            /S/ EDWARD CAPUANO
                                            ------------------
                                            Edward Capuano, Voting Trustee